COLUMBIA FUNDS

TERMINATION, REPLACEMENT AND

RESTATEMENT AGREEMENT RELATING TO

$1,000,000,000 CREDIT AGREEMENT

Dated as of December 4, 2018

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,

CITIBANK, N.A. and

HSBC BANK USA, N.A., as

Joint Lead Arrangers and Joint Bookrunners, and

CITIBANK, N.A. and

HSBC BANK USA, N.A.,

each as a Syndication Agent

TERMINATION, REPLACEMENT AND RESTATEMENT AGREEMENT (this “TRR Agreement”) dated as of December 4, 2018, among (i) the trusts listed on Schedule I (the “Registrants”), each of which is executing this TRR Agreement on behalf of its respective underlying series set forth beneath such Registrant’s name on Schedule I (each such series, individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the several banks and other financial institutions from time to time parties to this TRR Agreement (the “Lenders”), and (iii) JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”);

WHEREAS, certain of the Borrowers, certain of the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of December 5, 2017 (as it has been terminated, replaced and restated, amended, supplemented or otherwise modified heretofore, the “Original Credit Agreement”);

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Original Credit Agreement.

WHEREAS, the Original Credit Agreement is to be terminated as provided herein; and

WHEREAS, the Lenders and the Administrative Agent are willing, subject to the terms and conditions of this TRR Agreement, to replace the Original Credit Agreement with a new credit agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual agreements contained in this TRR Agreement and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Termination, Replacement and Restatement. Subject to the conditions set forth in Section 3 hereof:

(a) The Original Credit Agreement, including all schedules and exhibits thereto, is hereby terminated, subject to applicable provisions set forth therein as to the survival of certain rights and obligations, and simultaneously replaced by a new credit agreement (the “New Credit Agreement”) identical in form and substance to the Original Credit Agreement except as expressly set forth below.

(b) The heading of the New Credit Agreement shall read as follows:

CREDIT AGREEMENT, dated as of December 4, 2018 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among (i) the trusts listed on Schedule I (the “Registrants”), each of which is executing this Agreement on behalf of its respective underlying series set forth beneath such Registrant’s name on Schedule I (each such series, individually, a “Borrower” or “Fund” and, collectively, the “Borrowers” or “Funds”), (ii) the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), (iii) each of Citibank, N.A. and HSBC Bank USA, N.A., as a Syndication Agent (collectively, the “Syndication Agents”) and (iv) JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”);

(c) Section 1.1 of the New Credit Agreement is hereby amended so that each of the following definitions reads in its entirety as stated below:

“Cayman Designated Subsidiaries”: CCSF Offshore Fund, Ltd., a wholly-owned subsidiary of CCSF; ASMF Offshore Fund, Ltd. and ASGM Offshore Fund, Ltd., each of which is a wholly-owned subsidiary of MASF; VPMF Offshore Fund, Ltd., a wholly-owned subsidiary of VPMF; CVPCSF Offshore Fund, Ltd., a wholly-owned subsidiary of CVPCSF; CVPDAR1 Offshore Fund, Ltd., CVPDAR2 Offshore Fund Ltd., and CVPDAR3 Offshore Fund Ltd., each of which is a wholly-owned subsidiary of CVPDARF; and CAAF Offshore Fund, Ltd., a wholly-owned subsidiary of CABF. Each such Cayman Designated Subsidiary is organized under the laws of the Cayman Islands.

“Cayman Parent Borrowers”: Columbia Commodity Strategy Fund (“CCSF”), Multi-Manager Alternative Strategies Fund (“MASF”), Variable Portfolio - AQR Managed Futures Strategy Fund (“VPMF”), Columbia Variable Portfolio—Commodity Strategy Fund (“CVPCSF”), Columbia Variable Portfolio – Diversified Absolute Return Fund (“CVPDARF”) and Columbia Alternative Beta Fund (“CABF”).

“Termination Date”: December 3, 2019, or such earlier date on which the Commitments shall terminate as provided herein.

(d) Section 3.4 of the New Credit Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

3.4 Power; Authorization; Enforceable Obligations. Each Registrant, acting on its own behalf and if applicable on behalf of each of its underlying series that is a Borrower, has either (i) the corporate power and authority to the extent that it is organized as a corporation or (ii) the trust power and authority to the extent that it is organized as a trust, and in each case the legal right, to execute, deliver and perform the Loan Documents to which it is a party and to borrow hereunder on behalf of each of its underlying series that is a Borrower, and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party including, but not limited to, receiving the approval of the majority of independent members of the board of trustees or board of directors of each of its underlying series as to entering into the transactions contemplated hereby. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which such Registrant, on behalf of its underlying series which are Borrowers, is a party; provided that any filings made in connection with complying with the Investment Company Act of 1940 or the forms adopted thereunder will not result in a breach of this representation. This Agreement has been, and each other Loan Document to which a Registrant is a party will be, duly executed and delivered by such Registrant, on behalf of its underlying series that are Borrowers. This Agreement constitutes, and each other Loan Document to which a Registrant is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Registrant (on behalf of each of its underlying series that is a Borrower) enforceable against such Registrant (on behalf of each of its underlying series that is a Borrower) in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e) Section 5.1 of the New Credit Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

5.1 Financial Statements. Furnish to the Administrative Agent (with copies for each Lender):(i) as soon as available and in any event within 75 days after the end of each fiscal year of such Borrower, a statement of assets and liabilities of such Borrower as at the end of such fiscal year, a statement of operations for such fiscal year, a statement of changes in net assets for such fiscal year and the preceding fiscal year, a portfolio of investments as at the end of such fiscal year and the per share and other data for such fiscal year prepared in accordance with GAAP (as consistently applied) and all regulatory requirements, and all presented in a manner acceptable to the Securities and Exchange Commission or any successor or analogous Governmental Authority and acceptable to PricewaterhouseCoopers LLP or any other independent certified public accountants of recognized standing (with respect to any Borrower, the foregoing obligation may be satisfied by such Borrower’s making publicly available its annual report (in printable format) on the website indicated for such Borrower on Schedule 5.1 (Borrowers for whom no website is indicated shall deliver such documents as aforesaid));

(ii) as soon as available and in any event within 75 days after the close of the first six-month period of each fiscal year of such Borrower, a statement of assets and liabilities as at the end of such six-month period, a statement of operations for such six-month period, a statement of changes in net assets for such six-month period and a portfolio of investments as at the end of such six-month period, all prepared in accordance with regulatory requirements and all certified pursuant to such Borrower’s quarterly filings with the Securities and Exchange Commission on Form N-CSR (subject to normal year-end adjustments) as to fairness of presentation and GAAP (as consistently applied) by a Responsible Officer (with respect to any Borrower, the foregoing obligation may be satisfied by such Borrower’s making publicly available its semi-annual report (in printable format) on the website indicated for such Borrower on Schedule 5.1 (Borrowers for whom no website is indicated shall deliver such documents as aforesaid)); and

(iii) On the last Business Day of each March, June, September and December, (each a “Quarterly Date”), unless previously delivered, the net asset value sheet of such Borrower as of the end of such Borrower’s most recently ended annual and semi-annual accounting periods (unless such accounting period shall have ended less than sixty days prior to such Quarterly Date, in which case such statements shall be delivered on the next Quarterly Date), certified by a Responsible Officer as being fairly stated in all material respects (with respect to any Borrower, the foregoing obligation may be satisfied by such Borrower’s making publicly available its quarterly report (in printable format) on the website indicated for such Borrower on Schedule 5.1 (Borrowers for whom no website is indicated shall deliver such documents as aforesaid)); provided, however, that if any Borrower has Loans outstanding, such Borrower shall provide to the Administrative Agent for each Lender (i) such net asset value sheet described above in this Section and (ii) a certificate of a Responsible Officer showing in reasonable detail the calculations supporting such Borrower’s compliance with Section 6.1, within two Business Days after the end of each calendar week so long as any Loans to such Borrower remain outstanding;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

(f) Schedule I of the New Credit Agreement shall be in the form of Schedule I to this TRR Agreement.

(g) Schedule Ia of the New Credit Agreement shall be in the form of Schedule Ia to this TRR Agreement.

(h) Schedule II of the New Credit Agreement shall be in the form of Schedule II to this TRR Agreement.

(i) The New Credit Agreement is hereby amended by adding immediately after Schedule V thereto new Schedule 5.1 in the form of Schedule 5.1 to this TRR Agreement.

(j) As used in any Schedule or Exhibit to the Credit Agreement the term “Credit Agreement” shall mean the “Agreement” (as defined above).

SECTION 2. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this TRR Agreement and to make the Loans, each Registrant on behalf of itself and each Borrower on whose behalf it acts hereby represents and warrants to the Administrative Agent and each Lender that (it being agreed that each such Registrant represents and warrants only to matters with respect to itself and each of its Borrowers, and each Borrower represents and warrants only to matters with respect to itself):

(a) This TRR Agreement and the New Credit Agreement (and the execution, delivery and performance thereof) have been duly authorized and, in the case of this TRR Agreement, executed and delivered by it and constitute its legal, valid and binding obligations enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b) The representations and warranties set forth in Section 3 of the New Credit Agreement are true and correct on the date hereof except to the extent such representations and warranties are expressly stated to have been made as of a specific earlier date, in which case such representations and warranties were true and correct as of such specific date (and such representations therein applicable to or referencing the Credit Agreement shall be deemed to apply and refer to this TRR Agreement).

(c) Before and after giving effect to this TRR Agreement, no Default or Event of Default has occurred and is continuing.

SECTION 3. Conditions to Effectiveness. This TRR Agreement and the New Credit Agreement, including the agreement of each Lender to make Loans thereunder, shall become effective as of the date hereof (the “Effective Date”) upon the occurrence of the following conditions precedent (which shall be deemed to satisfy Section 4.1 of the New Credit Agreement):

(a) The Administrative Agent shall have received counterparts of this TRR Agreement which, when taken together, bear the signatures of all the parties named on the signature pages hereto.

(b) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of counsel for the Borrowers referring to this TRR Agreement and the New Credit Agreement, (i) dated the date hereof, (ii) addressed to the Administrative Agent and the Lenders, and (iii) covering such other matters relating to this TRR Agreement and the transactions hereunder and under the New Credit Agreement as the Administrative Agent or its counsel shall reasonably request, and the Borrowers hereby instruct their counsel to deliver such opinion.

(c) All legal matters incident to this TRR Agreement, the New Credit Agreement and the borrowings and extensions of credit thereunder shall be satisfactory to the Lenders and to Pryor Cashman LLP, counsel for the Administrative Agent.

(d) The Administrative Agent shall have received on the date hereof:

(i) a certificate of the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of each Registrant dated the date hereof and certifying that attached thereto are true and correct copies of the following: (A) resolutions duly adopted by the Board of Trustees or Directors, as the case may be, of such Registrant on behalf of each series thereof that is a Borrower (or itself if it is a Borrower), authorizing this TRR Agreement and the execution, delivery and performance of this TRR Agreement and the borrowings under the New Credit Agreement, and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect; (B) such

Registrant’s declaration of trust or articles of incorporation, as the case may be, and all amendments thereto; (C) such Registrant’s bylaws and all amendments thereto; (D) such Registrant’s Investment Management Agreement and all amendments thereto; (E) such Registrant’s Custodian Agreement(s) and all amendments thereto; (F) designation of the location where the most recent Prospectus is publicly available for each Fund, or a copy of such prospectus; and (G) designation of the location where the most recent Statement of Additional Information is publicly available for each Fund, or a copy of such Statement of Additional Information. To the extent that any of the documents referred to in clauses (B), (C), (D) and (E) above (i) has been previously delivered to the Administrative Agent in connection with the Original Credit Agreement or a subsequent amendment to the Original Credit Agreement and (ii) has not been amended since the date of such delivery and continues to be in full force and effect, the Registrants may deliver to the Administrative Agent an officer’s certificate to such effect in lieu of such document (such certificate shall state when such document was previously delivered);

(ii) a certificate of the Secretary or Assistant Secretary of each Registrant dated the date hereof and certifying as to the incumbency and specimen signature of each officer executing this TRR Agreement, the New Credit Agreement or any other document delivered in connection herewith on behalf of such Registrant;

(iii) a certificate of another officer as to the incumbency and specimen signature of the officer executing the certificates pursuant to (ii) above; and

(iv) such other documents as the Lenders or counsel for the Administrative Agent may reasonably request.

(e) To the extent requested by the Administrative Agent or any Lender, the Administrative Agent or such Lender, as applicable, shall have received, for each Borrower, a Form FR U-1 executed by the applicable Registrant on behalf of such Borrower, together with a current list of assets of such Borrower (including all “margin stock” (as defined in Regulation U) of such Borrower) in conformity with the requirements of Form FR U-1.

(f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers or Registrants hereunder.

SECTION 4. Applicable Law. THIS TRR AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 5. Original Credit Agreement. Until the occurrence of the earlier to occur of the Effective Date as provided in Section 3 hereof and the Termination Date (as defined in the Original Credit Agreement), the Original Credit Agreement shall continue in full force and effect in accordance with the provisions thereof and the rights and obligations of the parties thereto shall not be affected hereby, and all fees and interest accruing under the Original Credit Agreement shall continue to accrue at the rates provided for therein.

SECTION 6. Counterparts. This TRR Agreement may be executed in two or more counterparts (including by facsimile or other electronic transmission), each of which shall constitute an original but all of which when taken together shall constitute but one contract.

SECTION 7. Expenses. Each of the Borrowers agrees, severally and neither jointly nor jointly and severally, to reimburse the Administrative Agent for its Pro Rata Allocation (as defined in the New Credit Agreement) of the Administrative Agent’s out-of-pocket expenses in connection with this TRR Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent as provided for in the Fee Letter dated as of November 2, 2018 among the Administrative Agent and the Borrowers.

SECTION 8. Acknowledgement of New Borrowers. By virtue of the amendment to Schedule I to the New Credit Agreement effected by this TRR Agreement, the following sub-fund, series or portfolio of the Registrant set forth beside its name below is being added to the New Credit Agreement as an additional Borrower (each a “New Borrower”):

New Borrower	Registrant
Columbia Multi-Sector Municipal Income ETF	Columbia ETF Trust I

Each New Borrower hereby represents and warrants to the Administrative Agent and each Lender that as of the date hereof and after giving effect to this TRR Agreement: (i) the representations and warranties set forth in Section 3 of the New Credit Agreement are true and correct with respect to such New Borrower, except to the extent such representations and warranties expressly relate to an earlier date; (ii) such New Borrower is in compliance in all material respects with all the terms and provisions (or, in the case of such terms and provisions that are already qualified by materiality, in all respects) set forth in the New Credit Agreement on its part to be observed or performed as of the date hereof and after giving effect to this TRR Agreement; and (iii) no Default or Event of Default with respect to such New Borrower, nor any event which with the giving of notice or the expiration of any applicable grace period or both would constitute such a Default or Event of Default with respect to such New Borrower has occurred and is continuing. Each New Borrower agrees to be bound by the terms and conditions of the New Credit Agreement in all respects as a Borrower thereunder and hereby assumes all of the obligations of a Borrower thereunder.

By its execution of this TRR Agreement, the Agent and each Lender do hereby acknowledge the addition of each New Borrower as a Borrower under the New Credit Agreement.

SECTION 9. Effect on the Documents; Loan Document. Except as expressly waived or amended hereby, the New Credit Agreement and all Loan Documents, and all other documents, agreements, instruments or writings entered into in connection therewith, shall remain in full force and effect and are hereby ratified, confirmed and acknowledged by each Registrant on behalf of each Borrower that is a series thereof, or on behalf of itself if it is a Borrower. For the avoidance of doubt, the parties acknowledge and agree that this TRR Agreement is a “Loan Document” as such term is defined in the New Credit Agreement.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this TRR Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By:	/s/ Kenise Henry Larmond
Name: Kenise Henry Larmond
Title: Vice President

COLUMBIA FUNDS

2018 TRR AGREEMENT SIGNATURE PAGE

Each of the Registrants listed on Schedule I for which Columbia Management Investment Advisers, LLC acts as investment manager, on behalf of itself and each of its underlying series set forth beneath its name on Schedule I

By: /s/ Michael G. Clarke
Name: Michael G. Clarke
Title*: Treasurer, Chief Financial Officer and Chief Accounting Officer

*(The above-signed officer holds this office with each of the Registrants for which Columbia Management Investment Advisers, LLC acts as investment manager)

Each of the Registrants listed on Schedule I for which Columbia Wanger Asset Management, LLC acts as investment manager, on behalf of itself and each of its underlying series set forth beneath its name on Schedule I

By: /s/ John Kunka
Name: John Kunka
Title*: Vice President, Treasurer and Principal Accounting and Financial Officer

*(The above-signed officer holds this office with each of the Registrants for which Columbia Wanger Asset Management, LLC acts as investment manager)

COLUMBIA FUNDS

2018 TRR AGREEMENT SIGNATURE PAGE

CITIBANK, N.A.

By:	/s/ Richard Rivera
Name: Richard Rivera
Title: Vice President

COLUMBIA FUNDS

2018 TRR AGREEMENT SIGNATURE PAGE

HSBC BANK USA, N.A.

By:	/s/ J. Cameron Hughes
Name: J. Cameron Hughes
Title: Senior Vice President

COLUMBIA FUNDS

2018 TRR AGREEMENT SIGNATURE PAGE

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jocelyn Boll
Name: Joselyn Boll Title: Managing Director

COLUMBIA FUNDS

2018 TRR AGREEMENT SIGNATURE PAGE

U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ Lissets Garcia
Name: Lissets Garcia
Title: Assistant Vice President

COLUMBIA FUNDS

2018 TRR AGREEMENT SIGNATURE PAGE

BANK OF AMERICA, N.A.

By:	/s/ Matthew White
Name: Matthew White
Title: Director

COLUMBIA FUNDS

2018 TRR AGREEMENT SIGNATURE PAGE

BANK OF MONTREAL, CHICAGO BRANCH

By:	/s/ Brian Banke
Name: Brian Banke
Title: Managing Director

COLUMBIA FUNDS

2018 TRR AGREEMENT SIGNATURE PAGE

THE BANK OF NEW YORK MELLON

By:	/s/ Kenneth P. Sneider
Name: Kenneth P. Sneider, Jr.
Title: Director

COLUMBIA FUNDS

2018 TRR AGREEMENT SIGNATURE PAGE

BNP PARIBAS

By:	/s/ Hampton Smith
Name: Hampton Smith
Title: Managing Director

By:	/s/ Marguerite L. Lebon
Name: Marguerite L. Lebon
Title: Vice President

COLUMBIA FUNDS

2018 TRR AGREEMENT SIGNATURE PAGE

CREDIT SUISSE AG, NEW YORK BRANCH

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:	/s/ Brady Bingham
Name: Brady Bingham
Title: Authorized Signatory

COLUMBIA FUNDS

2018 TRR AGREEMENT SIGNATURE PAGE

DEUTSCHE BANK AG NEW YORK BRANCH

By: /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

By: /s/ Ming Chu
Name: Ming Chu
Title: Director

COLUMBIA FUNDS

2018 TRR AGREEMENT SIGNATURE PAGE

MORGAN STANLEY BANK, N.A.

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

COLUMBIA FUNDS

2018 TRR AGREEMENT SIGNATURE PAGE

GOLDMAN SACHS BANK USA

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

COLUMBIA FUNDS

2018 TRR AGREEMENT SIGNATURE PAGE

UBS AG, STAMFORD BRANCH

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director

By:	/s/ Kenneth Chin
Name: Kenneth Chin
Title: Director

SCHEDULE I

REGISTRANTS & BORROWERS*

Columbia Funds Series Trust II

Columbia Capital Allocation Aggressive Portfolio

Columbia Capital Allocation Conservative Portfolio

Columbia Capital Allocation Moderate Portfolio

Columbia Commodity Strategy Fund

Columbia Contrarian Asia Pacific Fund

Columbia Contrarian Europe Fund

Columbia Disciplined Core Fund

Columbia Disciplined Growth Fund

Columbia Disciplined Value Fund

Columbia Dividend Opportunity Fund

Columbia Emerging Markets Bond Fund

Columbia Flexible Capital Income Fund

Columbia Floating Rate Fund

Columbia Global Bond Fund

Columbia Global Equity Value Fund

Columbia Global Infrastructure Fund

Columbia Global Opportunities Fund

Columbia Government Money Market Fund

Columbia High Yield Bond Fund

Columbia Income Builder Fund

Columbia Income Opportunities Fund

Columbia Inflation Protected Securities Fund

Columbia Large Cap Value Fund

Columbia Limited Duration Credit Fund

Columbia Minnesota Tax-Exempt Fund

Columbia Mortgage Opportunities Fund

Columbia Overseas Core Fund

Columbia Quality Income Fund

Columbia Select Global Equity Fund

Columbia Select Large Cap Value Fund (f/k/a Columbia Select Large-Cap Value Fund)

Columbia Select Small Cap Value Fund (f/k/a Columbia Select Smaller-Cap Value Fund)

Columbia Seligman Communications and Information Fund

Columbia Seligman Global Technology Fund

Columbia Short-Term Cash Fund

Columbia Small/Mid Cap Value Fund

Columbia Strategic Municipal Income Fund

Multi-Manager Value Strategies Fund

*

Registrants, including Registrants that are also Borrowers, are designated in bold type face; each Borrower that is a series is listed below the name of the Registrant that acts on such Borrower’s behalf.

Columbia Funds Variable Series Trust II

Columbia Variable Portfolio – Balanced Fund

Columbia Variable Portfolio – Commodity Strategy Fund

Columbia Variable Portfolio – Core Equity Fund

Columbia Variable Portfolio – Disciplined Core Fund

Columbia Variable Portfolio – Dividend Opportunity Fund

Columbia Variable Portfolio – Emerging Markets Bond Fund

Columbia Variable Portfolio – Emerging Markets Fund

Columbia Variable Portfolio – Global Bond Fund

Columbia Variable Portfolio – Government Money Market Fund

Columbia Variable Portfolio – High Yield Bond Fund

Columbia Variable Portfolio – Income Opportunities Fund

Columbia Variable Portfolio – Intermediate Bond Fund

Columbia Variable Portfolio – Large Cap Growth Fund

Columbia Variable Portfolio – Large Cap Index Fund

Columbia Variable Portfolio – Limited Duration Credit Fund

Columbia Variable Portfolio – Mid Cap Growth Fund

Columbia Variable Portfolio – Mid Cap Value Fund

Columbia Variable Portfolio - Overseas Core Fund

Columbia Variable Portfolio - Select Large Cap Equity Fund

Columbia Variable Portfolio – Select Large-Cap Value Fund

Columbia Variable Portfolio – Select Smaller-Cap Value Fund

Columbia Variable Portfolio – Seligman Global Technology Fund

Columbia Variable Portfolio – U.S. Equities Fund

Columbia Variable Portfolio – U.S. Government Mortgage Fund

CTIVP - American Century Diversified Bond Fund

CTIVP - BlackRock Global Inflation-Protected Securities Fund

CTIVP - CenterSquare Real Estate Fund

CTIVP - DFA International Value Fund

CTIVP - Loomis Sayles Growth Fund

CTIVP - Los Angeles Capital Large Cap Growth Fund

CTIVP - MFS Blended Research Core Equity Fund

CTIVP - MFS Value Fund

CTIVP - Morgan Stanley Advantage Fund

CTIVP - Oppenheimer International Growth Fund

CTIVP - AQR International Core Equity Fund

CTIVP - T. Rowe Price Large Cap Value Fund

CTIVP - TCW Core Plus Bond Fund

CTIVP - Victory Sycamore Established Value Fund

CTIVP - Wells Fargo Short Duration Government Fund

CTIVP - Westfield Mid Cap Growth Fund

Variable Portfolio – Aggressive Portfolio

Variable Portfolio – Columbia Wanger International Equities Fund

Variable Portfolio – Conservative Portfolio

Variable Portfolio - Managed Volatility Moderate Growth Fund

Variable Portfolio – Moderate Portfolio

Variable Portfolio – Moderately Aggressive Portfolio

Variable Portfolio – Moderately Conservative Portfolio

Variable Portfolio - Partners Core Bond Fund

Variable Portfolio – Partners Small Cap Growth Fund

Variable Portfolio – Partners Small Cap Value Fund

Columbia Funds Series Trust

Columbia AMT-Free California Intermediate Muni Bond Fund

Columbia AMT-Free Georgia Intermediate Muni Bond Fund

Columbia AMT-Free Maryland Intermediate Muni Bond Fund

Columbia AMT-Free North Carolina Intermediate Muni Bond Fund

Columbia AMT-Free South Carolina Intermediate Muni Bond Fund

Columbia AMT-Free Virginia Intermediate Muni Bond Fund

Columbia Capital Allocation Moderate Aggressive Portfolio

Columbia Capital Allocation Moderate Conservative Portfolio

Columbia Convertible Securities Fund

Columbia Global Strategic Equity Fund

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Growth Fund III

Columbia Large Cap Index Fund

Columbia Mid Cap Index Fund

Columbia Select Mid Cap Value Fund (f/k/a Columbia Mid Cap Value Fund)

Columbia Overseas Value Fund

Columbia Select Global Growth Fund

Columbia Select International Equity Fund

Columbia Select Large Cap Equity Fund

Columbia Short Term Bond Fund

Columbia Short Term Municipal Bond Fund

Columbia Small Cap Index Fund

Columbia Small Cap Value Fund II

Columbia Funds Series Trust I

CMG Ultra Short Term Bond Fund

Columbia Adaptive Retirement 2020 Fund

Columbia Adaptive Retirement 2025 Fund

Columbia Adaptive Retirement 2030 Fund

Columbia Adaptive Retirement 2035 Fund

Columbia Adaptive Retirement 2040 Fund

Columbia Adaptive Retirement 2045 Fund

Columbia Adaptive Retirement 2050 Fund

Columbia Adaptive Retirement 2055 Fund

Columbia Adaptive Retirement 2060 Fund

Columbia Adaptive Risk Allocation Fund

Columbia Alternative Beta Fund

Columbia AMT-Free Connecticut Intermediate Muni Bond Fund

Columbia AMT-Free Intermediate Muni Bond Fund

Columbia AMT-Free Massachusetts Intermediate Muni Bond Fund

Columbia AMT-Free New York Intermediate Muni Bond Fund

Columbia AMT-Free Oregon Intermediate Muni Bond Fund

Columbia Balanced Fund

Columbia Bond Fund

Columbia Contrarian Core Fund

Columbia Corporate Income Fund

Columbia Disciplined Small Core Fund

Columbia Dividend Income Fund

Columbia Emerging Markets Fund

Columbia Global Dividend Opportunity Fund

Columbia Global Energy and Natural Resources Fund

Columbia Global Technology Growth Fund

Columbia Greater China Fund

Columbia High Yield Municipal Fund

Columbia Large Cap Growth Fund

Columbia Mid Cap Growth Fund

Columbia Multi-Asset Income Fund

Columbia Pacific/Asia Fund

Columbia Real Estate Equity Fund

Columbia Select Large Cap Growth Fund

Columbia Small Cap Growth Fund I

Columbia Small Cap Value Fund I

Columbia Solutions Aggressive Portfolio

Columbia Solutions Conservative Portfolio

Columbia Strategic California Municipal Income Fund

Columbia Strategic Income Fund

Columbia Strategic New York Municipal Income Fund

Columbia Tax-Exempt Fund

Columbia Total Return Bond Fund

Columbia U.S. Social Bond Fund

Columbia U.S. Treasury Index Fund

Multi-Manager Alternative Strategies

Multi-Manager Directional Alternative Strategies Fund

Multi-Manager Growth Strategies Fund

Multi-Manager International Equity Strategies Fund

Multi-Manager Small Cap Equity Strategies Fund

Multi-Manager Total Return Bond Strategies Fund

Columbia Funds Variable Insurance Trust

Columbia Variable Portfolio – Asset Allocation Fund

Columbia Variable Portfolio – Contrarian Core Fund

Columbia Variable Portfolio – Diversified Absolute Return Fund

Columbia Variable Portfolio – Long Government/Credit Bond Fund

Columbia Variable Portfolio – Small Cap Value Fund

Columbia Variable Portfolio – Small Company Growth Fund

Columbia Variable Portfolio – Strategic Income Fund

CTIVP - AQR Managed Futures Strategy Fund

CTIVP - Lazard International Equity Advantage Fund

Variable Portfolio - Managed Risk Fund

Variable Portfolio - Managed Risk U.S. Fund

Variable Portfolio - Managed Volatility Conservative Fund

Variable Portfolio - Managed Volatility Conservative Growth Fund

Variable Portfolio - Managed Volatility Growth Fund

Variable Portfolio - U.S. Flexible Conservative Growth Fund

Variable Portfolio - U.S. Flexible Growth Fund

Variable Portfolio - U.S. Flexible Moderate Growth Fund

Columbia ETF Trust I

Columbia Diversified Fixed Income Allocation ETF

Columbia Multi-Sector Municipal Income ETF

Columbia Sustainable Global Equity Income ETF

Columbia Sustainable International Equity Income ETF

Columbia Sustainable U.S. Equity Income ETF

Columbia ETF Trust II

Columbia Beyond BRICs ETF

Columbia EM Core ex-China ETF

Columbia EM Quality Dividend ETF

Columbia Emerging Markets Consumer ETF

Columbia India Consumer ETF

Columbia India Infrastructure ETF

Columbia India Small Cap ETF

Columbia Acorn Trust

Columbia Acorn Fund

Columbia Acorn International

Columbia Acorn USA

Columbia Acorn International Select

Columbia Acorn Select

Columbia Thermostat Fund

Columbia Acorn European Fund

Columbia Acorn Emerging Markets Fund

Wanger Advisors Trust

Wanger USA

Wanger International

Wanger Select

SCHEDULE Ia

DESIGNATED BORROWERS,

DESIGNATED PERCENTAGES

AND PRO RATA ALLOCATIONS

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SCHEDULE II

COMMITMENTS

[redacted data]

I-20

SCHEDULE 5.1

Web Addresses For Annual, Semi-Annual and Quarterly Reports

[redacted data]

I-21